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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2006
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                                CDKNET.COM, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-27587                   22-3586087
        --------                       -------                   ----------
(State of Incorporation)       (Commission File Number)        (IRS Employer
                                                             Identification No.)

                      220 Old New Brunswick Road, Suite 202
                              Piscataway, NJ 08854
                    (Address of Principal Executive Offices)


                                 (732) 465-9300
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I
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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

         (b) On June 1, 2006, Andrew Prince tendered his resignation from our Board of Directors. Mr. Prince was appointed to the Board of Directors in May 2004. His resignation was effective immediately and was accepted by our Board at a meeting on June 2, 2006. Our Board has not appointed anyone to fill the vacancy created by Mr. Prince's resignation. The resignation was not as a result of any disagreement of which our executive officers are aware with Mr. Prince on any matter relating to our operations, policies or practices.

ITEM 8.01  OTHER EVENTS.

         We received an advance of $500,000 from Bushido Capital Master Fund, LLC on June 1, 2006. Bushido currently owns $1,875,885 of $3,875,885 principal amount outstanding of our 6% secured convertible debentures due December 28, 2008 and related warrants. The advance is due on demand, pending the negotiation and execution of documentation relating to an additional longer term investment.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)   Exhibits

         99.1 Press Release of CDKnet.com, Inc. dated June 7, 2006, announcing the resignation of Andrew Prince.





















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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated: June 7, 2006
                                             CDKNET.COM, INC.



                                             By: /s/ Kirk Warshaw
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                                                 Kirk Warshaw, CFO























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